Exhibit 23.1



                       [ BEDINGER & COMPANY LETTERHEAD ]


Bedinger & Company
1200 Concord Avenue, Suite 250
Concord, California 94520


October 20, 2005


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to use in this Form 8-K/A of our report dated September 1, 2005, relating to the audited balance sheet as of August 31, 2005 and the related statements of operations, member's equity and cash flows of Superclick, USA (formerly Hotel Net LLC) for the years ended August 31, 2005 and 2004.

                                                   /s/ Bedinger & Company
                                                   Certified Public Accountants